EXHIBIT 99

Everett Tackett, APR	Scott Sullinger
Public Relations	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 448-4854	(602) 244-3437
everett.tackett@onsemi.com	scott.sullinger@onsemi.com

ON Semiconductor to Phase Out Manufacturing in East Greenwich

Company plans to continue design and marketing functions in Rhode Island

PHOENIX, Ariz.—Dec. 3, 2003—As part of its continuing strategy to streamline its global manufacturing network and improve its operating efficiency, ON Semiconductor (Nasdaq: ONNN), today announced its decision to phase out manufacturing operations at its facility in East Greenwich, R.I. by the end of 2004. During the next year, the company plans to transfer the East Greenwich production to its lower cost manufacturing facilities outside of North America.

The discontinuation of manufacturing at the company’s 209,000-square foot facility in East Greenwich will result in the reduction of approximately 330 jobs and is expected to give rise to a restructuring, asset impairment and other charge of $15 to $20 million in the fourth quarter of 2003. ON Semiconductor estimates that the cash component of this charge related to employee severance payments will be approximately $4 million and will be paid throughout 2004. As a result of these actions, the company expects to realize manufacturing cost savings of $20 to $25 million during 2005, as compared to the annualized costs for the third quarter of 2003. The company anticipates modest savings during 2004 as the East Greenwich manufacturing operations transition to other facilities.

This decision impacts only the manufacturing operations in Rhode Island. The company plans to maintain and develop its 100-employee design and business support operations in the Rhode Island area.

ON Semiconductor obtained the East Greenwich manufacturing facility as part of its acquisition of Cherry Semiconductor in April 2000.

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ON Semiconductor to Phase Out Manufacturing in East Greenwich

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About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to the phase out of manufacturing operations in East Greenwich, transfer of production to lower cost manufacturing facilities, restructuring, asset impairment and other charges in the fourth quarter of 2003, employee cash severance payments, cost savings in 2004 and 2005, plans to maintain design and business support operations in the Rhode Island area and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2002 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.